UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2025

ZEO ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40927	98-1601409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Little Rd, Suite 200A New Port Richey, FL	34654
(Address of principal executive offices)	(Zip Code)

(727) 375-9375

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZEO	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50, subject to adjustment	ZEOWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed by Zeo Energy Corp., a Delaware corporation (“Zeo Energy” or the “Company”), in connection with its completion of the transactions contemplated by the previously announced Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of May 28, 2025, by and among Zeo Energy, Heliogen, Inc., a Delaware corporation (“Heliogen”), Hyperion Merger Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Zeo Energy (“Merger Sub I”) and Hyperion Acquisition LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Zeo Energy (“Merger Sub II”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement. On August 8, 2025, Merger Sub I merged with and into Heliogen (the “First Merger”), with Heliogen surviving the First Merger (Heliogen, as the surviving entity of the First Merger, the “First Surviving Corporation”) with the First Surviving Corporation becoming a direct, wholly owned subsidiary of Zeo Energy, and immediately following the First Merger, the First Surviving Corporation merged with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub II surviving the Second Merger and becoming a direct, wholly owned subsidiary of Zeo Energy.

In connection with the closing of the Mergers (the “Closing”), pursuant to the Merger Agreement, the Exchange Ratio (as defined in the Merger Agreement) is 0.9591 share(s) of Class A common stock, par value $0.0001 per share, of Zeo Energy (the “Zeo Energy Class A Common Stock”), for each share of common stock, par value $0.0001 per share of Heliogen (the “Heliogen Common Stock”), for purposes of the Merger Consideration (as defined in the Merger Agreement).

The shares of Zeo Energy Class A Common Stock issued in connection with the Mergers are listed on the Nasdaq Stock Market LLC. The issuance of shares of Zeo Energy Class A Common Stock in connection with the Mergers was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Zeo Energy’s registration statement on Form S-4 (File No. 333-288489) filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 2, 2025 and declared effective on July 11, 2025 (the “Registration Statement”). The Registration Statement contains additional information about the Mergers, including information concerning the interests of directors, executive officers and affiliates of Heliogen and Zeo Energy in the Mergers.

In connection with the Closing, the shares of Heliogen Common Stock that previously traded under the ticker symbol “HLGN” on the OTCQX and the SPAC Warrants (as defined below) that previously traded under the ticker HLGNW on the OTCPK, will cease trading on the OTCQX and OTCPK, respectively.

Item 2.01. Completion of Acquisition or Disposition of Assets

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

Consideration to Heliogen Stockholders.

Pursuant to the Merger Agreement, at the effective time of the First Merger (the “Effective Time”) on August 8, 2025, each share of Heliogen Common Stock (other than Heliogen Common Stock held by Zeo Energy, Heliogen or their respective subsidiaries immediately prior to the Effective Time) was canceled and was automatically converted into the right to receive (i) a number of shares of Zeo Energy Class A Common Stock equal to the Exchange Ratio (as defined below), without interest (the “Share Merger Consideration”), and (ii) if applicable, an amount in cash, rounded to the nearest cent, in lieu of any fractional share interest in Zeo Energy Class A Common Stock to which such holder otherwise would have been entitled (together with the Share Merger Consideration, the “Merger Consideration”), subject to any required tax withholding.

As previously disclosed, pursuant to the Merger Agreement, the Exchange Ratio is 0.9591 shares of Zeo Energy Class A Common Stock for each share of Heliogen Common Stock (the “Exchange Ratio”). The Mergers, taken together, constitute a single integrated transaction that qualifies as a reorganization for U.S. federal income tax purposes.

Treatment of Heliogen RSUs

Pursuant to the Merger Agreement, at the Effective Time, each restricted stock unit (“RSU”) relating to shares of Heliogen Common Stock (whether vested or unvested) was automatically accelerated and fully vested and cancelled and each holder thereof became entitled to receive the Merger Consideration in respect of each share of Heliogen Common Stock covered by such RSU, without interest and subject to any required tax withholding.

Treatment of Heliogen Options

Pursuant to the Merger Agreement, each outstanding option to purchase Heliogen Common Stock (the “Heliogen Options”) automatically accelerated such that all Heliogen Options were fully vested as of immediately prior to the Effective Time. All Heliogen Options had an exercise price per share equal to or greater than the Per Share Purchase Price and therefore were cancelled without payment of consideration. No Heliogen Options were In the Money Options.

Treatment of Heliogen Warrants

As of immediately prior to the Effective Time, Heliogen had outstanding certain “Commercial Warrants” and “SPAC Warrants”. Commercial Warrants refer to the warrants to purchase shares of Heliogen Common Stock with an exercise price of $0.35 per share of Heliogen Common Stock. SPAC Warrants refer to certain redeemable warrants exercisable to purchase one share of Heliogen Common Stock at an exercise price of $402.50 per share.

Immediately prior to the Effective Time, each outstanding Commercial Warrant was accelerated to be fully vested in accordance with its terms. At the Effective Time, to the extent such Commercial Warrant was unexercised as of the Effective Time, each outstanding Commercial Warrant was automatically cancelled without any payment of consideration (including Merger Consideration). All Commercial Warrants were exercised as of immediately prior to the Effective Time, and holders thereof received the Merger Consideration in respect of the shares of Heliogen Common Stock. At the Effective Time, each outstanding and unexercised SPAC Warrant automatically ceased to represent a SPAC Warrant and became a right to receive, in lieu of shares of Heliogen Common Stock, the excess of the value of the Merger Consideration over the exercise price of such SPAC Warrant as if such holder had exercised such SPAC Warrant immediately prior to the Effective Time. As of the Effective Time, regarding the SPAC Warrants, the Merger Consideration did not exceed the exercise price of each of the SPAC Warrants of $402.50 per share.  Accordingly, no Merger Consideration was issued for such SPAC Warrants as of the Effective Time.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Zeo Energy’s Current Report on Form 8-K filed with the SEC on May 29, 2025, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated as of May 28, 2025, by and among Zeo Energy Corp., Heliogen, Inc., Hyperion Merger Corp. and Hyperion Acquisition LLC (incorporated by reference to Exhibit 2.1 in the Current Report on Form 8-K filed with the SEC on May 29, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits, annexes and schedules have been omitted or redacted pursuant to Item 601(b)(2) of Regulation S-K because the registrant customarily and actually treats such omitted information as private or confidential and because such omitted information is not material. Zeo Energy agrees to furnish supplementally a copy of any omitted exhibit, annex or schedule to the SEC upon request; provided, however, that Zeo Energy may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibit, annex or schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEO ENERGY CORP.

Dated: August 8, 2025	By:	/s/ Timothy Bridgewater
Timothy Bridgewater
Chief Executive Officer

4